UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2007

TAMM OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137174
(Commission File Number)

98-0377767
(IRS Employer Identification No.)

Suite 460, 734 - 7 Ave SW, Calgary, AB, Canada T2P 3P8
(Address of principal executive offices and Zip Code)

403-975-9399
(Registrant's telephone number, including area code)

Hola Communications, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01           Entry into a Material Definitive Agreement

Tamm Oil and Gas Corp. (“Tamm”) entered into a letter agreement (the “Letter Agreement”) with 1004731 Alberta Ltd. and Muzz Investments Inc. (the “Vendors”), dated November 7, 2007, whereby the Vendors agree to sell, assign and transfer to us, their entire right, title and interest in a royalty agreement made between Mikwec Energy Canada Ltd. and Nearshore Petroleum Corporation dated December 12, 2003 in consideration of the issuance of 4,000,000 shares of Tamm’s common stock.

Closing of the transactions contemplated in the letter agreement are subject to the following conditions:

(a)	Tamm’s completion of a private placement financing of up to 2,600,000 units at a price of $1.25 per unit;

(b)	Tamm effecting a 15:1 forward stock split; and

(c)	the principal stockholder of Tamm surrendering to Tamm for cancellation 34,000,000 shares of the issued and outstanding shares of Tamm.

The summary of the foregoing is qualified in its entirety by reference to the Letter Agreement, which is included as exhibit 10.1 to this Current Report.

Item 3.02           Unregistered Sales of Equity Securities

On November 23, 2007, we closed the first tranche of a private placement consisting of 800,000 units of our securities (the “Units”) at a price of US $1.25 per Unit for aggregate proceeds of $1,000,000. Each Unit consists of one common share (a “Share”) and one share purchase warrant (a “Warrant”). Each Warrant shall be exercisable into one common share (a “Warrant Share”) at a price of US $1.75 per Warrant Share until November 23, 2009.

We issued the Units to a subscriber based on their representation that they are not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01           Financial Statements and Exhibits

10.1	Letter Agreement dated November 7, 2007 with 1004731 Alberta Ltd. and Muzz Investments Inc.
10.2	Subscription Agreement dated November 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMM OIL AND GAS CORP.

/s/ Sean Dickenson
Sean Dickenson
President, Chief Executive Officer and Director

Date: November 27, 2007